                                 EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of May 31, 1996, by and between Crop Growers Corporation, a Delaware corporation (hereinafter referred to as the "Company") whose address is 201 Crop Growers Drive, Great Falls, Montana 59401, and Lawrence T. Martinez whose address is 216 Third Avenue North, Great Falls, Montana 59401 (the "Employee").

                                       RECITALS

         The Company desires to employ the Employee, and the Employee desires to be employed by the Company, as Chief Executive Officer. The Company is willing to provide Employee with compensation and incentives to become its Chief Executive Officer and Employee is willing to accept such employment. The parties desire to reduce to writing the terms and conditions of their agreement for such employment.

                                      AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties agree as follows:

         1.   EMPLOYMENT.

              (a) The Employee will be employed as Chief Executive Officer of the Company. As Chief Executive Officer, the Employee shall have all such authority, powers, duties and responsibilities customarily afforded to the office of Chief Executive Officer. The Employee shall devote his best efforts and substantially all his business time and attention to the business and affairs of the Company and its subsidiaries and affiliated companies. The Employee shall not, during the term of this Agreement, engage in any other business activity without the Company's prior written consent.

              (b) Nothing in the preceding paragraph shall preclude the Employee from (i) serving on the boards of directors of other for-profit or of non-profit corporations, as long as service on the same does not conflict with the Employee's obligations to provide his full-time, best efforts employment to the Company, and (ii) devoting time to "passive investments" not related to service performed on behalf of the Company. "Passive investments" shall mean investments which do not require any substantial services on behalf of the Employee to the entity which constitutes the investment, which will not detract from the Employee's performance under this Agreement and in which the Employee will invest only his personal funds or those of his family.

         2.   COMPENSATION.

              (a) BASE SALARY. The Company agrees to pay the Employee a base salary of $275,000 per year during the term of this Agreement subject to any increases as provided below ("Base Salary"). Base Salary shall be payable not less frequently than monthly and shall be subject to the customary withholding and other employee taxes as required with respect to compensation paid by an employer to an employee. The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") shall annually review Employee's Base Salary and may, in its discretion, increase the Base Salary, but the Committee shall not decrease such Base Salary. All adjustments to Base Salary shall be permanent.

              (b) BONUSES. The Employee shall be entitled to participate in such executive officer bonus or other similar plans as shall be established from time to time by the Committee or the Company.

              (c) STOCK OPTIONS. The Company grants Employee, subject to the vesting schedule provided hereinafter, Incentive Stock Options (to the maximum extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended) and Non-Incentive Stock Options (for the remainder) to purchase 100,000 shares of the common stock of the Company at the market price established at the close of trading May 31, 1996 (the"Stock Options"). The options granted herein shall vest according to the following schedule:

                Shares                      Vesting Date
                ------                      ------------
                 20,000                        fully vested
                 27,000                        May 31, 1997
                 26,500                        May 31, 1998
                 26,500                        May 31, 1999
                 ------
                100,000


The Stock Options shall be adjusted upon any change in the capitalization of the Company as set forth in the Stock Option Agreement.

              (d) EXPENSES. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the Company's other executive officers) in performing services hereunder; PROVIDED, the Employee shall properly account for all expenses to be reimbursed in accordance with Company policy.

         3.   BENEFITS.

              (a) PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS. The Employee shall be entitled while employed hereunder to participate equitably in, and receive benefits under, all plans relating to stock (in addition to Stock Options provided herein), purchases, pension, salary deferral, thrift, profit-sharing, group life insurance, medical coverage, tuition reimbursement, annual bonus, disability, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Company's executive officers or for its employees generally.

              (b) FRINGE BENEFITS. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Company's executive officers or to its employees generally.

              (c) VACATIONS. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, PROVIDED that:

                   (i) The Employee shall be entitled to an annual vacation of not less than four weeks per year; and

                   (ii) The timing of vacations shall be scheduled in a reasonable manner by the Employee.

         4. TERM. The term of employment under this Agreement shall be a period of three (3) years commencing on the date set forth above, subject to earlier termination as provided herein. The term of employment under this Agreement shall be extended under the same terms for a period of one year unless at least six months prior to the expiration of the initial term or any renewal term, either the Employee gives written notice to the Chairman or Secretary of the Board, or the Board gives notice to the Employee, that it intends to terminate the Agreement at the end of its initial term or renewal thereof. Such notice shall be in writing. Reference herein to the term of employment under this Agreement shall refer to both such initial term and any extensions thereof.

         5.   TERMINATION OF EMPLOYMENT.

              (a)  DEFINITIONS.  For purposes of this Agreement,

                   (i) The terms "Cause" or "termination for Cause" shall mean termination by the Company because of (a) the Employee's commission of a felony;
(b) the Employee's gross misconduct resulting in substantial financial loss to the Company or the Employee's willful and continued failure or refusal (other than because of incapacity due to physical or mental illness or disability), after written notice thereof and without legal or moral justification, to substantially perform specific good faith directives of the Board, when such directives are consistent with the scope and nature of the Employee's duties and responsibilities set forth in Section 1 of this Agreement; PROVIDED, HOWEVER, that no act or omission by the Employee shall be deemed gross or willful misconduct unless such act or omission was done, or omitted to be done, in bad faith or without reason to believe that such act or omission was in, or not opposed to, the best interests of the Company; (c) the Employee's direct or indirect acceptance or solicitation of any business of the type conducted by the Company during the term of this Agreement on behalf of any party other than the Company, without prior authorization of the Board; or (d) the Employee's willful and material breach of this Agreement if such breach is not cured within ten
(10) days after receipt by the Employee of written notice regarding the same;

                   (ii) The term "Change-in-Control" shall mean any of the following:

                                  (1)  The "acquisition" by any "Person" (as
              the term "Person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended
              (the "Exchange Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitle the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning fifty percent (50%) or more of the combined voting power of the Company then outstanding Voting Securities; PROVIDED, HOWEVER, that for purposes of this paragraph no Change-in-Control shall have occurred if (1) a
              Person: (A) acquires the Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (B) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person;
              (C) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (D) acquires Voting Securities in connection with a "non-Control Transaction" (as defined in paragraph (3) below);

                                  (2)  The individuals who, as of the date of
              the Agreement were members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                                  (3)  The consummation or effectiveness of:

                                                 (A)  A merger, consolidation
                        or reorganization involving the Company (a "Business Combination"), unless:

                                            (x)  the stockholders of the
                        Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination;

                                            (y)  all or a portion of the
                        individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of the Surviving Corporation; and

                                            (z)  no Person (other than the
                        Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (A) shall be referred to as a "Non-Control Transaction");

                        (B) A complete liquidation or dissolution of the Company;
                                    or

                        (C)  The sale or other disposition of all or
                        substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition;

                   (iii) The term "Good Reason" or "resignation for Good Reason" shall mean the Employee's voluntary termination of employment because of any one or more of the following events which occurs without the consent of the
Employee: (1) a material diminution of or interference with the Employee's duties, powers, authority, responsibilities or benefits, including, but not limited to, those events constituting a Loss of Status; (2) the occurrence of a Change in Control; or (3) any material breach by the Company of any term of this Agreement which the Company does not cure within thirty (30) days after receipt of written notice of such breach;

                   (iv) The terms "Involuntary Termination" or "Involuntarily Terminated" shall mean termination of the employment of the Employee without his express written consent;

                   (v) The term "Loss of Status" shall include, but not be limited to: (1) a material demotion of the Employee, a material reduction in the number or seniority of other company personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of any Company reduction in staff (provided, however, in the event of any injury or illness which disables the Employee from performing his duties, the Company may reassign the Employee's duties to one or more other employee's until the Employee is able to perform his duties); or (2) a material reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company; and

                   (vi) The term "Date of Termination" shall mean the earlier of (x) the date upon which the Company gives notice to the Employee of the termination of his employment with the Company or (y) the date upon which the Employee ceases to serve as an employee of the Company.

              (b)  TERMINATION BY THE BOARD.

                   (i) INVOLUNTARY TERMINATION NOT FOR CAUSE. The Board may terminate the Employee's employment at any time by written notice, but any termination by the Board, other than termination for Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. If the employment of the Employee is Involuntarily Terminated, other than for Cause, the Employee shall be entitled to receive, (1) his Base Salary for the then-remaining term of the Agreement as determined in accordance with Section 4 hereof, or for a period of twelve months, whichever is greater, payable in such manner and at such times as Base Salary would have been payable to the Employee under Section 2(a) had he remained in the Company's employ; (2) his then existing executive officer bonus plan; (3) his then-current health and life insurance benefits under all Company-sponsored plans for the remaining term of the Agreement as calculated in accordance with Section 4 hereof or, if greater, twelve months; (4) all Stock Options granted in Section 2(c) fully vested and executory notwithstanding the vesting schedule provided in Section 2(c); and (5) all benefits granted pursuant to Section 3(a) of this Agreement fully vested and executory.

                   (ii) INVOLUNTARY TERMINATION FOR CAUSE. In case of Involuntary Termination of the Employee's employment for Cause, the Company shall pay the Employee his Base Salary through the date upon which the Employee ceases to be an Employee of the Company. The Employee shall not be entitled to any bonus for the fiscal year in which his employment was Involuntarily Terminated for Cause or to any Stock Options not then vested. In the event the Company purports to terminate the Employee for Cause, but it is determined by a court of competent jurisdiction that Cause did not exist for such termination, or if in any event it is determined by any such court that the Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting Cause for termination as set forth above and specifying the particulars thereof. The Employee cannot force the Company to terminate him for Cause.

              (c)  TERMINATION BY EMPLOYEE.

                   (i) VOLUNTARY RESIGNATION. The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Company or upon such shorter period as may be agreed upon between the Employee and the Board. In the event of such voluntary termination, other than a resignation for Good Reason, the Company shall pay the Employee the following:

                   (1)  his Base Salary through the last day of employment;

                   (2) any bonus, pro rated for the number of days in the Company's fiscal year which fell within the period ending on his last day of employment.

Following completion of such payments, the Company shall have no further obligation to the Employee under this Agreement, except payment or delivery of benefits which have become vested under any retirement, benefit or other plan of the Company, including without limitation Stock Options vested prior to the Employee's voluntary termination.

                   (ii) RESIGNATION FOR GOOD REASON. If the Employee resigns for Good Reason, the Employee shall be entitled to receive the same payments and benefits as the Employee would receive under Section 5(b)(i) of this Agreement as if his employment were involuntarily terminated "Not For Cause".

              (d) TERMINATION DUE TO DEATH. In the event of the death of the Employee during the term of his employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Company the following: (i) the Base Salary of the Employee for a period of six months following the month in which his death shall have occurred; (ii) a ratable portion of any annual bonus under Section 2(b) with respect to the fiscal year during which the Employee's death occurred pro rated based upon the number of days he was employed in that fiscal year; and (iii) full vesting and full entitlement to exercise of the Stock Options, notwithstanding the vesting schedule provided in Section 2(c), and all other benefits previously granted to the Employee pursuant to Section 3(a) of this Agreement.

         6. DISABILITY. If during the term of employment hereunder, the Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of his office for a period of more than 120 consecutive days, he shall be entitled to receive disability benefits of the type provided for other executive employees of the Company. In addition, the Company shall
(i) pay the Employee his Base Salary for a period of twelve months following the occurrence which rendered him disabled; (ii) pay him his annual bonus under
Section 2(b) annualized with respect to the fiscal year during which his disability occurred and pro rated for the remaining portion of the period of twelve months following the occurrence in the subsequent fiscal year; (iii) continue to provide the Employee with his then-current health and life insurance benefits for the twelve month period following the occurrence which rendered him disabled; and (iv) deem the Employee fully vested and entitled to exercise of the Stock Options, notwithstanding the vesting schedule provided in Section 2(c), and all other benefits previously granted to Employee pursuant to Section 3(a) of this Agreement. Any disability benefit payments he receives under any policy of disability insurance provided and fully paid for by the Company shall reduce payments of Base Salary required during this period by the amount of such disability insurance payments.

         7. PAYMENT OF TAXES. In the event it is determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be non-deductible (in whole or in part) by the Company for federal income tax purposes as a result of the application of
Section 280G of the Internal Revenue Code, the Company shall nonetheless pay the full amount of such payment to the Employee under the terms of this Agreement. In addition, the Company shall pay to the Employee the amount of any excise taxes, interest, and penalties, if any, imposed by the Internal Revenue Code or state law upon the Employee with regard to any payments made under this Agreement which are deemed to be excess parachute payments as defined in Internal Revenue Code Section 280G or temporary or final regulations issued thereunder, and such additional amounts as are necessary (taking into account all federal, state, and local taxes, including income and excise taxes, interest and penalties, payable by the Employee as a result of the receipt of such additional compensation) to place the Employee in the same after-tax position he would have been in had no such excise tax (and any interest and penalties) been paid or incurred. The Company shall make such payment in full within 90 days of the Date of Termination.

         8. COVENANT NOT TO COMPETE. The Employee covenants and agrees that in the event the Company terminates his employment for Cause under Section 5(b)(ii) or the Employee voluntarily terminates his employment under Section 5(c)(i) hereof, for a period commencing at the Date of Termination and continuing for a period of twelve months thereafter, the Employee will not (a) disclose any trade secrets owned by the Company and learned by the Employee as a result of such employment, (b) solicit any customers who were customers of the Company within the 12 months immediately preceding the Date of Termination for the benefit of any company or business described in (c) below, or (c) own any part of a Competitor (other than a public company as to which Employee owns five percent or less of the outstanding common stock) or work on a full-time, part-time or consulting basis for any corporation, partnership, sole proprietorship, or any other legal entity which is a Competitor (irrespective of the actual location of the competitor) within the continental United States.
For purposes of this Agreement, the Employee's obligations of nonuse and nondisclosure set forth in this Section 8 shall not apply to any information which: (a) is or becomes part of the public domain otherwise than as a consequence of a breach by the Employee of his obligations under this Agreement;
(b) was already known to the Employee prior to receipt from the Company; (c) is lawfully disclosed by the Company to any third party without restriction; or (d) is disclosed by a third party to the Employee without restriction. This covenant not to compete shall not apply to the Employee either if his employment is terminated by the Company under Section 5(b)(i) hereof or if he terminates his employment "for Good Reason" under Section 5(c)(ii) For purposes of this
Section 8, "Competitor" shall be defined as a business enterprise which competes with the Company in offering the same products or services, which, in the Company's fiscal year ended prior to the Date of Termination generated 10% or more of the Company's total revenues as reflected in the Company's most recent annual audited financial statements.

         9. NO SETOFF; MITIGATION; ATTORNEYS' FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereunder (including as a result of any payment pursuant to Section 5(b)(ii) of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code, unless a court shall determine the Employee's claim or defense to be invalid, incorrect or inapplicable.

         10.  NO ASSIGNMENTS.

              (a) Except as provided in Section 2(c), this Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; PROVIDED, HOWEVER, that the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee in his sole discretion, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effective date of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee at any time thereafter to resign for Good Reason and the Employee shall be entitled to receive the benefits set forth in Sections 5(b)(i) and 5(c)(ii).

              (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there is no such designee, to the Employee's estate.

         11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (PROVIDED, that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with a copy to the Secretary of the Company), or to such other address as either party may have furnished to the other in writing in accordance herewith. Notices shall be effective upon receipt.

         12. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. ENTIRE AGREEMENT/WAIVERS. This Agreement represents the entire agreement between the parties and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Company and the Employee with respect to the employment of the Employee by the Company. No waiver of the terms of this Agreement shall be binding upon either party unless in writing, signed by both parties. The waiver or failure of either party to enforce the terms of this Agreement in one instance shall not constitute a waiver of that party's rights under this Agreement with respect to other violations.

         15. INDEMNIFICATION. The Company shall indemnify the Employee in accordance with the terms of the Crop Growers Indemnification Agreement with Employee entered into as of May 31, 1996, which Agreement is incorporated herein by reference.

         16. SURVIVAL. The provisions of Sections 5, 6, 7, 8, 9, 10, 11, 14, and any other provisions of this Agreement which by their terms are intended to survive the termination of this Agreement, shall survive the termination of this Agreement and remain in full force and effect thereafter.

         17. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         18. GOVERNING LAW. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  CROP GROWERS CORPORATION


                             By   /s/  Tom Vertin
                                -----------------------------
                                  Chairman or Vice Chairman
                                       of the Board of Directors

                                  EMPLOYEE


                                  /s/ Lawrence Martinez
                                  ---------------------------
                                  Lawrence T. Martinez